UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2007

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

9400-200 Southridge Park Court, Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 857-9900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nexxus Lighting, Inc. (the “Company”) announced on April 30, 2007 the appointment of John Oakley as the Company’s Chief Financial Officer, effective June 4, 2007.

Mr. Oakley, age 39, has served as chief financial officer and director of Home Meridian International, a multi-divisional, furniture industry holding company, since September 2006. Previously, he served as the senior vice president, chief financial officer and treasurer of Pulaski Furniture Corporation, a subsidiary of Home Meridian International. He joined the furniture manufacturer and importer as vice president and treasurer in 2001. Prior to joining Pulaski Furniture, Mr. Oakley was corporate controller for Collins and Aikman Floorcoverings, Inc. from 1997 to 2001, and a senior auditor for Arthur Andersen, LLP from 1992 to 1997.

Pursuant to the offer letter from the Company to Mr. Oakley, Mr. Oakley shall receive a base salary of $155,000.00 per annum and performance bonus compensation of up to 50% of his base salary. The actual performance bonus payment is based upon the Company’s achievement of certain financial and performance objectives.

In addition, the Board of Directors has approved the grant of the following incentive stock options to Mr. Oakley on the date Mr. Oakley commences employment with the Company: (i) options to purchase 10,000 shares of the Company’s common stock at an exercise price equal to the fair market value of such stock on the date of grant, vesting in equal installments over three years beginning on the first anniversary of the date of grant, subject in all instances to Mr. Oakley’s continued employment with the Company on the applicable vesting dates; and (ii) options to purchase 30,000 shares of the Company’s common stock at an exercise price equal to the fair market value of such stock on the date of grant. Subject to Mr. Oakley’s continued employment with the Company on the vesting date, the options to purchase 30,000 shares will vest on March 31, 2008, provided that the Company achieves the specified net profit target for 2007. If the financial milestone is not achieved by the Company, a percentage of the option to purchase 30,000 shares may vest, based on the portion of the milestone that is achieved. The offer letter also provides that as part of the Company’s executive management team, Mr. Oakley will be eligible for future stock option grants based on performance.

Mr. Oakley’s employment with the Company is for an unspecified term. In the event of termination of Mr. Oakley’s employment by the Company for any reason other than “cause” (as defined in the offer letter), Mr. Oakley shall receive three months base salary, unpaid reimbursable expenses and accrued and unused benefits. The offer letter also provides for the execution by Mr. Oakley of confidentiality and non-competition agreements with the Company.

A copy of Mr. Oakley’s offer letter is attached hereto as Exhibit 10.1, and this summary description is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. The press release issued on April 30, 2007 by the Company describing Mr. Oakley’s appointment as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1, and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated April 27, 2007.

99.1	Press Release, dated April 30, 2007, announcing the appointment of John Oakley as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2007	NEXXUS LIGHTING, INC.

/s/ Michael A. Bauer
	Name:	Michael A. Bauer
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter, dated April 27, 2007.

99.1	Press Release, dated April 30, 2007, announcing the appointment of John Oakley as Chief Financial Officer of the Company.